Exhibit 31       Rule 13a-14(d) Certification



                                  CERTIFICATION

I, Thomas G. Lehmann, a First Vice President of Washington Mutual Mortgage Securities Corp., certify that:

1. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report, of Washington Mutual MSC Mortgage Pass-Through Certificates, Series 2004-RA1;

2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3. Based on my knowledge, the distribution or servicing information required to be provided to the trustee by the servicer under the pooling and servicing, or similar, agreement, for inclusion in these reports is included in these reports;

4. I am responsible for reviewing the activities performed by the servicer under the pooling and servicing, or similar, agreement and based upon my knowledge and the annual compliance review required under that agreement, and except as disclosed in the reports, the servicer has fulfilled its obligations under that agreement; and

5. The reports disclose all significant deficiencies relating to the servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing, or similar, agreement, that is included in these reports.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated third parties acting as servicers and sub-servicers:




Aegon USA Real Estate Services, Inc., BA
Mortgage, Inc., Cendant Mortgage Corporation,
Central Mortgage Company, Chase Home Finance,
LLC, Citimortgage, Inc., Countrywide Home Loans,
Inc., Dovenmuehle Mortgage subservicer for Matrix
Financial, Downey Savings and Loan Assoc,
Everhome Mortgage Company, Fifth Third Bank,
First Republic Savings Bank of NV, GMAC Mortgage
Corporation, Golden National Mortgage Banking
Corp, HSBC Mortgage Corporation, J.P. Morgan
Chase & Company, Litton Loan Servicing LP,
National City Mortgage, Novus Financial, Select
Portfolio Servicing, Inc., Suntrust Mortgage,
Inc., U.S. Bank Home Mortgage, Waterfield
Mortgage Company, Inc., Wells Fargo Home
Mortgage, Inc.


Dated: March 29, 2005

                                     /s/ Thomas G. Lehmann
                                     ----------------------------------------
                                     Thomas G. Lehmann
                                     First Vice President